UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 20, 2007

THE SERVICEMASTER COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-14762	36-3858106
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

860 Ridge Lake Boulevard
Memphis, Tennessee 38120
(Address of principal executive offices, including zip code)

(901) 597-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2007, the board of directors (the “Board”) of ServiceMaster Global Holdings, Inc. (“Holdings”), the indirect parent of The ServiceMaster Company (“ServiceMaster”), adopted the ServiceMaster Global Holdings, Inc. Stock Incentive Plan (the “Stock Incentive Plan”).  The Stock Incentive Plan provides for the sale of shares of Holdings stock to ServiceMaster’s named executive officers, other key employees and directors as well as the grant of deferred share units and options to purchase shares of Holdings to those individuals. The Board, or a committee designated by it, selects the officers, employees and directors eligible to participate in the Stock Incentive Plan and determines the specific number of shares to be offered or options to be granted to an individual employee or director. A maximum of 12,445,000 shares of Holdings stock are reserved for issuance under the Stock Incentive Plan.

        All option grants under the Plan will be non-qualified options with a per-share exercise price no less than fair market value of one share of Holdings stock on the grant date. Any stock options granted will generally have a term of ten years, and unless otherwise determined by the Board will vest in four equal annual installments, subject to an employee’s continued employment. The Board may accelerate the vesting of an option at any time. In addition, vesting of options will be accelerated if Holdings experiences a change in control (as defined in the Stock Incentive Plan) unless options with substantially equivalent terms and economic value are substituted for existing options in place of accelerated vesting. Vesting of options will also be accelerated in the event of an employee’s death or disability (as defined in the Stock Incentive Plan). Upon a termination for cause (as defined in the Stock Incentive Plan), all options held by an employee are immediately cancelled. Following a termination without cause, vested options will generally remain exercisable through the earliest of the expiration of their term or three months following termination of employment (one year in the case of death, disability or retirement at normal retirement age.)

        Unless sooner terminated by the Board, the Stock Incentive Plan will remain in effect until November 20, 2017.

       Holdings is currently conducting an equity offering to certain key employees of ServiceMaster, including its named executive officers. Any shares sold, deferred share units acquired by or options granted to such employees in connection with this equity offering will be subject to and governed by the terms of the Stock Incentive Plan. The offering is expected to close on or about December 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SERVICEMASTER COMPANY
(Registrant)

	By:	/s/ Greerson G. McMullen
	Name:	Greerson G. McMullen
	Title:	Senior Vice President and General Counsel

Date: November 27, 2007